UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of 15 (d) of the Securities Exchange Act of 1934

Date of Report:  May 10, 2005
(Date of earliest event reported)

PEC Solutions, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

000-30271 (Commission File No.)	54-1339972 (IRS Employer Identification No.)

12730 Fair Lakes Circle
Fairfax, Virginia 22033
(Address of principal executive offices and zip code)

(703) 469-4900
(Registrant’s telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CGR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 — OTHER EVENTS

Item 8.01      Other Events

     On May 3, 2005, PS Merger Sub, Inc., a Delaware corporation (“Purchaser”) and a wholly owned subsidiary of Nortel Networks Inc., a Delaware corporation (“Nortel”), commenced a tender offer to purchase all of the outstanding shares of the common stock of PEC Solutions, Inc., a Delaware corporation (the “Company”) at a purchase price of $15.50 per share (the “Offer Price”), net to seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 3, 2005 (the “Offer to Purchase”) and the related Letter of Transmittal (which, together with any amendments or supplements to the Offer to Purchase and the Letter of Transmittal, collectively, constitute the “Offer”).

     On May 10, 2005, the Company issued a press release announcing that due to the tender offer and the merger transaction contemplated by the Agreement and Plan of Merger, the annual meeting of stockholders originally scheduled for May 25, 2005 has been postponed. A copy of the press release is included as Exhibit 99.1 hereto and is incorporated herein by reference.

SECTION 9 — FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01      Financial Statements and Exhibits

     (c)      Exhibits.

     99.1    Press Release dated May 10, 2005, announcing postponement of annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEC Solutions, Inc. (Registrant)
Date: May 12, 2005	By:	/s/ PETER A. FISH Peter A. Fish Vice President, General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated May 10, 2005, announcing postponement of annual meeting